                                             SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                              (Amendment No. _______)

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                                                    ACXIOM CORPORATION
                                 (Name of Registrant as Specified in Its Charter)

                     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                                                ACXIOM CORPORATION
                                                 1 Information Way
                                            Little Rock, Arkansas 72202
                                                   501.342.1000
                                                  www.acxiom.com

                                                  [ACXIOM LOGO]

                                      NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                              To Be Held August 8, 2001

         Please join us for the 2001 Annual Meeting of Stockholders of Acxiom Corporation.  The meeting will be held on Wednesday, August 8, 2001, at 10:00 a.m., local time at the DoubleTree Hotel, 424 West Markham Street,
Little Rock, Arkansas.

         We are holding this meeting to:

         1.       elect three directors to serve until the 2004 Annual Meeting of Stockholders;

         2.       approve an increase in the number of shares available to be issued under our stock option plan by 2.9 million shares; and

         3.       transact any other business that properly comes before the meeting.

         To vote at the meeting, you must be a stockholder of record at the close of business on June 15, 2001.

                                                     By Order of the Board of Directors

                                                                Catherine L. Hughes
                                                                    Secretary
Little Rock, Arkansas
June 22, 2001

                                               YOUR VOTE IS IMPORTANT!

                        PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY OR VOTE BY TELEPHONE
                            OR THROUGH THE WEB SITE LISTED IN THE VOTING INSTRUCTIONS.

                                                  PROXY STATEMENT

         This Proxy Statement is being mailed beginning June 22, 2001, in connection with the solicitation of proxies by the Board of Directors of Acxiom Corporation, a Delaware corporation, for use at the 2001 Annual
Meeting of Stockholders.  The Meeting will be held at the DoubleTree Hotel, 424 West Markham Street, Little Rock,
Arkansas on Wednesday, August 8, 2001, at 10:00 a.m., local time.

                                                 TABLE OF CONTENTS

                                                        1

QUESTIONS AND ANSWERS

Q:       Who can vote?

A:       If you owned any shares of Acxiom at the close of business on June 15, 2001, you are entitled to vote.

Q:       How many shares can vote?

A:       Every stockholder is entitled to one vote for each share held.  As of June 15, 2001, our record date,
         90,010,183 shares of common stock were issued and outstanding and are eligible to vote.  A list of our stockholders will be available for examination at our principal offices, 1 Information Way, Little Rock,
         Arkansas 72202, for at least 10 days prior to the 2001 annual meeting.

Q:       What may I vote on?

A:       The election of Rodger S. Kline,  Stephen M.  Patterson  and James T. Womble to the Board of Directors and
         the approval of a 2.9 million  share  increase in the number of shares  available  for issuance  under our stock option plan.

Q:       How does the Board recommend I vote on the proposals?

A:       The Board recommends a vote FOR each of the proposals.

Q:       How do I vote?

A:       You can vote by proxy, which gives the proxy holder the right to vote your shares on your behalf.  There are three ways for you to send in your proxy:

         •        Sign and mail the proxy voting card in the enclosed return envelope;

         •        Call the 800 number listed in your proxy voting instructions to vote by telephone; or

         •        Log on to the Internet at the web site listed in your proxy voting instructions and follow the instructions at that site.

         You may also vote in person at the annual meeting, even if you have already sent in your proxy.

Q:       Who will count the votes?

A:       A representative of EquiServe, our transfer agent, will count the votes and act as the inspector of election.

Q:       What does it mean if I get more than one proxy card?

A:       If your shares are registered differently, or if they are in more than one account, you may receive more than one proxy card.  Follow the voting instructions on each proxy card to ensure that all of your shares are voted.

Q:       What vote is required to pass an item of business?

A:       A majority of the holders of our outstanding common stock must be present in person or represented by proxy to hold the meeting.  A majority of the votes cast at the meeting is required to elect any director and to approve the increase in the number of shares available for issuance under our stock option plan.

                                                        2

         Unless you  indicate  otherwise  on your proxy card,  the  persons  named as your  proxies  will vote your share(s) for all of the  nominees  for  director  and for the  increase in the number of shares  available under our stock option plan.

Q:       Can I revoke my proxy?

A:       Yes.  There are three ways for you to revoke your proxy before your proxy holder votes your shares:

         •        File a written revocation with Acxiom's Secretary before the meeting;

         •        Sign and deliver before the meeting a proxy bearing a later date; or

         •        Vote in person at the meeting.

                                             PROPOSALS YOU MAY VOTE ON

1.       Election of Directors

         There are three nominees for election this year.  Rodger S. Kline, Stephen M. Patterson and James T.
         Womble currently are members of the Acxiom Board of Directors with terms that expire at the meeting.

2.       Increase in the Number of Shares Available Under the Stock Option Plan

         The Board of Directors has approved a 2.9 million share increase of the number of shares available for issuance under the 2000 Associate Stock Option Plan.  Of the 6.5 million shares originally approved for grant under the plan, approximately 1.1 million remain.  During the past year, approximately 4.8 million options were granted in lieu of compensation which would otherwise have been payable in cash to our associates.  The purpose of the plan is to align the Acxiom associates' interests with the stockholders'
         and investors' interests; to motivate associates to achieve the highest level of performance; to retain key associates by linking executive compensation to Acxiom performance; and to attract the best candidates through competitive, growth-oriented plans.  The Board has determined that approximately 2.9 million additional shares will be needed for fiscal 2002 and 2003.

         Your Board unanimously recommends a vote for each of these proposals.  Detailed information on the Board of Directors, including the nominees for election, and the proposed increase in the number of shares available for issuance under the stock option plan is provided below.

         With respect to Proposal 1 - election of directors - the enclosed form of proxy provides a method for you to (1) vote for all nominees as a group, (2) vote only for certain nominees while withholding authority to vote for the other nominees, or (3) withhold authority for all nominees.  Please read the voting instructions contained in the attached proxy for information on how to withhold authority for any or all nominees.  If you withhold authority for a nominee, your vote will be treated as an abstention and accordingly your shares will neither be voted for nor against the nominee, but they will be counted for quorum purposes. A majority of the votes cast at the meeting is required to elect any director.

         With respect to Proposal 2 - approval of an increase in the number of shares available for issuance under the stock option plan - the enclosed form of proxy provides a method for you to (1) vote for the proposal,
(2) vote against the proposal, or (3) abstain from voting.  By abstaining, your shares will not be voted either for or against the proposal, but will be counted for quorum purposes.  While there may be instances in which you will wish to abstain, the Board encourages you to vote your shares in your best judgment and to participate in the voting process to the fullest extent possible.  Provided a quorum is present, a majority of the votes cast at the meeting is required to approve the proposal to increase the number of shares available under the stock option plan.

                                                        3

         Brokers who hold shares in street name for customers who are beneficial owners of the shares are prohibited from giving a proxy to vote such customers' shares on non-routine matters in the absence of specific instructions from their customers.  This is commonly referred to as a "broker non-vote."  Broker non-votes will be treated in the same manner as abstentions for quorum and voting purposes (i.e., counted for quorum purposes, but neither being voted for nor against the proposals and, therefore, having no effect on the outcome of the votes).

                                     INFORMATION ABOUT THE BOARD OF DIRECTORS

         Rodger S. Kline, Stephen M. Patterson and James T. Womble currently are members of the Acxiom Board of
Directors with terms that expire at the 2001 annual meeting.  If elected, Messrs. Kline, Patterson and Womble will serve for a three-year term. The names of the other six Board members are: William T. Dillard II, Harry C.
Gambill and Thomas F. (Mack) McLarty, III, whose terms will expire at the 2002 annual meeting, and Dr. Ann Hayes
Die, William J. Henderson and Charles D. Morgan, whose terms will expire at the 2003 annual meeting.  The Board recently created a new board position and appointed Mr. Henderson to fill the position.

         Your proxy holder will vote your shares for the nominees unless you instruct otherwise.  If a nominee is unable to serve as a director, your proxy holder may vote for any substitute nominee proposed by the Board unless you withhold this authority.  In the event of any director's resignation, death, disqualification or inability to serve, the Board will fill the vacancy.

Nominees For Director

         The Board nominates the following candidates for election at the 2001 annual meeting.
                                                                                                        Director
Name                              Age     Business Experience                                             Since

Rodger S. Kline                   58      Mr. Kline joined Acxiom in 1973 and serves as Acxiom's          1975
                                          Company Operations Leader.  Prior to joining Acxiom, Mr.
                                          Kline was employed by IBM Corporation. For the past ten
                                          years, Mr. Kline has served as chairman of the University of
                                          Arkansas' college of engineering advisory council.  He holds an electrical engineering degree from the University of
                                          Arkansas.

Stephen M. Patterson              50      Mr. Patterson is the former President, Chief Executive          2000
                                          Officer, and major shareholder of Leisure Arts, a publishing and direct mail company.  Leisure Arts was acquired by Time
                                          Warner in 1992.  Mr. Patterson is currently an investor in
                                          Patterson Enterprises for which he served as President from
                                          1994-2000.  He currently is serving as Vice Chairman of the
                                          Board of Trustees of Hendrix College.  Mr. Patterson served on the Board of Directors of Worthen Bank and its successor,
                                          Bank of America - Arkansas, for 12 years.  Mr. Patterson has a bachelor of arts degree from Hendrix College, an electrical engineering degree from Columbia University, and a masters of business administration degree, also from Columbia University.

James T. Womble                   58      Mr. Womble joined Acxiom in 1974 and serves as one of           1975
                                          Acxiom's six Division Leaders.  Mr. Womble is also a director of Sedona Corporation.  Prior to joining Acxiom, he was
                                          employed by IBM Corporation.  He holds a degree in civil
                                          engineering from the University of Arkansas.

                                                        4

Other Directors
                                                                                                        Director
Name                              Age     Business Experience                                             Since

Dr. Ann Hayes Die                 56      Dr. Die is President Emerita of Hendrix College in Conway,      1993
                                          Arkansas; she served as the College's President from
                                          1992-2001.  In August, 2001, she will become Vice President and Partner in A. T. Kearney, Inc.'s higher education
                                          practice.  She is a member of the Board of Directors of the
                                          National Merit Scholarship Corporation and Air University of
                                          the U. S. Air Force.  She is currently Chair of the Board for
                                          Educational and Institutional Insurance Administrators.  She
                                          is Past Chair of the Board of Directors of the National
                                          Association of Independent Colleges and Universities, the
                                          National Collegiate Athletic Association (NCAA) Division III
                                          Presidents Council, and the American Council on Education's
                                          Council of Fellows.  Her memberships have included the
                                          American Council on Education Board, the Arkansas Repertory
                                          Theatre Board, and the NCAA Executive Committee.  She
                                          formerly served as Dean of the H. Sophie Newcomb Memorial
                                          College and Associate Provost at Tulane University.  Dr. Die
                                          graduated summa cum laude from Lamar University, earned a
                                          master's degree from the University of Houston, and a Ph.D.
                                          in Counseling Psychology from Texas A&M University.

William T. Dillard II             56      Mr. Dillard has served since 1968 as a member of the            1988
                                          Dillard's, Inc. Board of Directors and is Chief Executive
                                          Officer of Dillard's, Inc. of Little Rock, Arkansas, a chain of traditional department stores with 343 retail outlets in
                                          29 states.  In addition to Dillard's, Inc., Mr. Dillard is also a director of Barnes & Noble, Inc. and J.P. Morgan Chase
                                          & Co., Texas Region.  He holds a master's degree in business administration from Harvard University and a bachelor's
                                          degree in the same field from the University of Arkansas.

Harry C. Gambill                  55      Mr. Gambill is a director and has held the position of Chief    1992
                                          Executive Officer/President of Trans Union LLC, a company
                                          engaged in the business of providing consumer credit
                                          reporting services, since April 1992.  Mr. Gambill joined
                                          Trans Union in 1985 as Vice President/General Manager of the
                                          Chicago Division.  Mr. Gambill is also the Chair Elect of the
                                          Associated Credit Bureaus, and a Director of Damian Services
                                          Corp., a temporary staffing technology company.  He holds
                                          degrees in business administration and economics from
                                          Arkansas State University.

William J. Henderson              54      Mr. Henderson was the 71st Postmaster General of the United     2001
                                          States and the fifth career employee to lead the world's
                                          largest postal system. He served in that position from May
                                          1998 until his recent retirement in May 2001.  From 1994
                                          until his appointment as Postmaster General and Chief
                                          Executive Officer, Mr. Henderson served as Chief Operating
                                          Officer. From 1992-1994, he served as Vice President of
                                          Employee Relations, then became Chief Marketing Officer and
                                          Senior Vice President.  In addition to his service in
                                          Washington, D.C., he has served in postal management
                                          positions in Chicago, Greensboro, Memphis, and Stockton,
                                          among other locations. In 1997, Mr. Henderson received the
                                          Postal Service's John Wanamaker Award, and in 1998 he
                                          received American University's Roger W. Jones Award for
                                          Executive Leadership. In 1998 Henderson also received an
                                          honorary Mailing Excellence Award from the National Postal
                                          Forum for his work with the nation's professional mailing
                                          industry.  He is a graduate of the University of North
                                          Carolina at Chapel Hill and served in the U.S. Army.

                                                        5

Thomas F. (Mack) McLarty, III    56      Mr. McLarty is Chairman of McLarty Automotive Group, an         1999
                                         Asbury Automotive partner, one of the nation's leading
                                         automotive dealership groups. He is also Vice-Chairman of
                                         Kissinger McLarty & Associates in Washington, D.C. He is a
                                         board member of Entergy Systems Companies, the Financial
                                         Times Advisory Board of London, England, the Americas Society
                                         of New York City, the Inter-American Dialogue of Washington,
                                         D.C., and the M.D. Anderson Cancer Center in Houston. In 1983
                                         he became Chairman of the Board and Chief Executive Officer of Arkla, a Fortune 500 natural gas company. He was appointed by President Bush to the National Petroleum Council and the
                                         National Council on Environmental Quality, and he was a
                                         member of the St. Louis Federal Reserve Board from 1989
                                         through 1992.  Beginning in 1992, he served President Clinton in several key positions: Chief of Staff, Counselor to the
                                         President, and Special Envoy for the Americas, with over five years of service in the President's Cabinet and on the
                                         National Economic Council.  He holds a degree in business
                                         administration from the University of Arkansas.

Charles D. Morgan                58      Mr. Morgan joined Acxiom in 1972.  He has been Chairman of      1975
                                         the Board of Directors since 1975, and serves as Acxiom's
                                         Company Leader.  He is also a director and Chairman of the
                                         Board of the Direct Marketing Association. In addition, he serves as a member and is the past Chairman of the Board of
                                         Trustees for Hendrix College.  He was employed by IBM
                                         Corporation prior to joining Acxiom. Mr. Morgan holds a
                                         mechanical engineering degree from the University of Arkansas.

                                                        7

Board Meetings and Committees

         The Board holds quarterly meetings to review significant developments affecting Acxiom and to act on matters requiring Board approval.  The Board currently has four standing committees to assist it in the discharge of its responsibilities.  The committees are:

Audit Committee

         Reviews Acxiom's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the financial statements, the internal audit function, and the legal compliance and ethics programs as may be established by Acxiom's management and the Board, and has the authority to investigate the financial and business affairs of
         Acxiom.

         The members of this Committee are Messrs. Dillard, Henderson, McLarty and Patterson (Committee Chairman).

Compensation Committee

         Approves certain of Acxiom's compensation plans, administers Acxiom's stock option plans, and approves the compensation paid to Acxiom's senior leaders.

         The members of this Committee are Messrs. Dillard and McLarty.

Executive Committee

         Implements the policy decisions of the Board and handles routine matters which have been delegated to the Executive Committee by the Board.

         The members of this Committee are Messrs. Kline, Morgan and Womble.

Nominating Committee

         Makes recommendations to the Board regarding the selection of potential candidates for open director positions.

         The members of this Committee are Dr. Ann Hayes Die and Messrs. Henderson, McLarty and Morgan.

         During the past fiscal year, the Board met four times, the Audit Committee met five times, and the
Compensation Committee met two times.  The Nominating Committee had no meetings during the past fiscal year.
Action pursuant to unanimous written consent in lieu of a meeting was taken three times by the Board, two times by the Compensation Committee and thirteen times by the Executive Committee.  All of the incumbent directors attended at least three-fourths of the aggregate number of meetings of the Board and of the committees on which they served during the past fiscal year except for Mr. McLarty.

                                                        8

                                PROPOSAL TO APPROVE AN INCREASE IN NUMBER OF SHARES
                                       AVAILABLE UNDER THE STOCK OPTION PLAN

         Last year, the Board and the stockholders approved the 2000 Associate Stock Option Plan of Acxiom
Corporation, with 6.5 million shares available for grant.  On May 23, 2001, the Board of Directors authorized, subject to stockholder approval at the 2001 annual meeting, the appropriate officers of Acxiom to amend and restate the plan so as to increase the number of shares available for issuance by 2.9 million (from an aggregate of 6.5 million to 9.4 million).  There are currently approximately 1.1 million shares available for issuance under the plan, which is not enough to provide for the option grants we anticipate needing for the next twelve months.

         The majority - approximately 4.8 million shares - of the 6.5 million shares approved by the stockholders
last year were issued in lieu of cash compensation, in an effort to reduce our expenses.   In early fiscal 2001,
we instituted a pilot program whereby all associates were given the choice of selecting stock options in lieu of cash for all or part of their at-risk compensation for the year.  A portion of all our associates' compensation is "at-risk," i.e., this part of their compensation is paid only upon the ultimate attainment of certain financial targets established at the beginning of each fiscal year.  (See the discussion in the Report of
Compensation Committee under the heading "At-Risk Base Pay.")  Under the pilot program, approximately 1.6 million stock options were issued in response to the associates' elections.  These options vest over a six-year period
(with 20% of the options becoming vested on each of the second through the sixth anniversaries of the grant date), with a proviso that the vesting would be accelerated upon the attainment of the stated financial targets at the end of the fiscal year.  If the financial targets were not attained, then the options would remain on a six-year vesting schedule, and reductions would be made to future long-term incentive stock options for which the
associates might become eligible.   Due to the fact that the financial targets for fiscal 2001 were not attained, the vesting of these options remains fixed at six years, and reductions to future long-term incentive grants will be made with respect to those individuals who are eligible for such future grants.  Other associates will have their incentive bank balances reduced by the Black-Scholes value of the options, resulting in a reduction in future cash payments from the incentive bank.

         In April 2001, as part of a major expense savings initiative and in an effort to avoid a company-wide layoff, we required all of our associates (except for those making less than $25,000 per year and most non-U.S.
associates) to take a 5% cut in base pay.  In exchange, the Compensation Committee of the Board agreed to grant stock options to each affected associate on a $1 for $1 basis, (i.e., one dollar's worth of stock options, using the Black-Scholes valuation methodology, for each dollar's worth of salary reduction).  In addition to the mandatory pay cuts, we allowed our associates to take further, voluntary base pay reductions (up to a total of
20%), in exchange for additional stock options to be granted on a $2 for $1 basis.  All of these options will be fully vested on April 1, 2002. Approximately 38% of the eligible associates accepted this offer and voluntarily agreed to reduce their base pay by more than 5%.  A total of approximately 3.1 million options were issued for both the mandatory and voluntary base pay reductions.

         For the current fiscal year, we intend to issue options primarily in connection with our standard long-term incentive compensation programs and for recruiting and retention purposes.  During the current fiscal year, we may issue some options in lieu of cash compensation, but not to the extent that we did so last year.  We have estimated that we will need approximately 2.9 million shares in addition to the shares which still remain available for grant in order to fulfill the grants for fiscal 2002 and 2003, which will be granted in the coming twelve months.  We therefore are requesting the stockholders to approve this proposal to increase the number of shares available under the stock option plan by 2.9 million shares.

         We believe that our use of stock options has served all of our stockholders well in the past.  In particular, the strategy we have utilized since 1993 for our long-term incentive grants has motivated our key associates to remain with the company and to focus on business initiatives that enhance the growth of our stock
price.   Under the Board's current guidelines for the issuance of long-term incentive options, only 50% of these options are issued at the fair market value of our stock on the date of grant.  The remainder are issued at above-market, premium prices, up to a maximum of 150% of the fair market value on the date of grant.  From 1993 to 1999, a portion of the options were granted at premiums of up to 200% of the fair market value on the date of grant.  In a recent survey performed by the National Association of Stock Plan Professionals, only 2% of the 365 companies surveyed ever issue options at premium prices.

                                                        9

         In addition to the utilization of premium pricing, the current vesting schedule of six years for our long-term incentive options is longer than the vesting schedule used by other companies in our market space.  Up
until two years ago, our vesting schedule was nine years, substantially longer than the average.   Under the
present six-year schedule, no options vest for the first two years; thereafter, the options vest 20% per year from the second through the sixth anniversaries of the grant date.  Per the NASPP survey referenced above, approximately 95% of responding companies apply vesting schedules that will vest 100% of all options granted in five years or less.

         While the term of our options is currently 15 years, which is longer than average, we believe that the other highly conservative features of our long-term incentive program more than offset the longer term of the
options.   Strategies such as premium pricing and the utilization of a longer vesting schedule encourage our associates to think like long-term stockholders and bind them to Acxiom in ways that cash could never accomplish.  It is our belief that the judicious use of stock options as a significant component of compensation is in the best interests of both our associates and our external stockholders.  (See additional discussion of our leaders' compensation in the Report of Compensation Committee.)

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                      INFORMATION ABOUT THE STOCK OPTION PLAN

Background

         At last year's annual meeting, the stockholders approved the 2000 Associate Stock Option Plan of Acxiom
Corporation.  The purpose of the stock option plan is to further the growth and development of Acxiom by offering associates options to purchase shares of common stock.  We believe that providing our associates with a proprietary interest in Acxiom's business and, therefore, a more direct stake in its continuing welfare, will better align their interests with those of our stockholders.

Description of the Stock Option Plan

         The following summary is a brief description of the stock option plan. A copy of the amended and restated plan is attached to this Proxy Statement as Appendix A, and stockholders are encouraged to read the plan for a complete statement of its provisions.

         Grant of Stock Options.  Under the stock option plan, Acxiom may grant both incentive stock options and stock options that do not qualify as incentive options (non-qualified stock options). See the discussion below under "Federal Income Tax Treatment of Options."  We issue each option grant under a separate grant document which includes the following terms:

o        whether the option is an incentive option or a non-qualified option;
o        the number of shares of stock which may be purchased upon exercise of the option;
o        the exercise price to be paid for the shares;
o        the accepted form of payment for the shares purchased upon exercise;
o        the required period of continuous service, if any, by the participant; and
o        any other conditions to be satisfied before the option will vest and become exercisable.

         Shares Reserved for Issuance.  6.5 million shares of Acxiom common stock were initially reserved for issuance under the stock option plan.  If the stockholders vote to approve the 2.9 million share increase, the total number of shares reserved for issuance will be 9.4 million.  Any shares of Acxiom stock subject to an option that are canceled or unexercised within the exercise period will again be available for re-issuance under the Plan.  In the event there is any change in the number of shares of Acxiom stock subject to the stock option plan resulting from a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or similar occurrence, then the number of shares reserved for issuance, the number of shares for which options may be granted to any one participant, and the number of shares and the price per share subject to outstanding options will be proportionally adjusted.

                                                        10

         Acxiom has two other option plans - an Amended and Restated Key Associate Stock Option Plan as well as a
U.K. Share Option Scheme - both of which were originally adopted in 1987.  There are currently approximately
124,000 shares of common stock available for re-issuance under those plans. Acxiom will continue to use these shares for future grants until there are none left. We intend to use the 2000 Stock Option Plan for all other grants.

         Administration.  The Acxiom Board of Directors or a committee of the Board comprised solely of "outside"
directors administers the stock option plan.  The committee or the Board has full authority and discretion to administer the stock option plan, including the ability to determine:

o        to whom (within the class of eligible persons), and when awards will be granted;
o        whether to grant incentive options, non-qualified options or stock appreciation rights (described below);
o        the number of shares of stock subject to each grant;
o        the duration and exercise price of each grant, provided that the exercise price is no less than the fair market value of the stock on the date of grant;
o        any restriction, limitation, procedure or deferral related to a grant;
o        any other terms and conditions of the grants, including any acceleration or forfeiture of the options upon the occurrence of certain events; and
o        the extent to which grants will be made and operate with other benefits provided to associates.

The committee or the Board may establish any rules and regulations it considers necessary to administer the stock option plan.  All determinations of the committee or the Board will be final and conclusive for all purposes.

         Eligible Participants.  Participation in the stock option plan is limited to employees, officers, affiliates, independent contractors and consultants of Acxiom or any subsidiary or affiliated company of Acxiom.
Any Acxiom executive officer named in the Summary Compensation Table of Acxiom's then current proxy statement for any year is not eligible to receive more than 600,000 stock options or stock appreciation rights in any three-year period.

         Exercise Price.  The committee or the Board determines the exercise price of all options granted under the stock option plan.  The exercise price of all options granted under the plan may not be less than 100% of the fair market value of Acxiom common stock on the date of the grant.  In the case of an incentive option granted to a participant owning more than 10% of the total combined voting power of all classes of Acxiom stock, the exercise price may not be less than 110% of the fair market value of Acxiom common stock on the date of the grant.  The aggregate fair market value of Acxiom common stock with respect to which incentive options are exercisable for the first time by a participant during any calendar year (determined at the date of grant) may not exceed $100,000.

         As described above in the Proposal and below in the Report of Compensation Committee, for the past eight years, Acxiom has routinely granted options with exercise prices ranging from 25% to 100% above current fair market value as part of its long-term incentive compensation program.  By granting options which are significantly underwater at the time of grant, the recipients are motivated to increase stockholder value, and their interests are even more aligned with those of all other stockholders.

         Option Repricing.  Without the further approval of the stockholders of Acxiom, no outstanding stock option may be amended to reduce the exercise price or canceled in consideration for an award having a lower exercise price.  This will not, however, prohibit adjustments related to stock splits, stock dividends, recapitalizations and other changes in the corporate structure or shares of Acxiom.

                                                        11

         Vesting.  Options granted under the stock option plan vest and become exercisable by a participant as determined by the committee or the Board, in its sole discretion, as specified in each grant document.

         Exercise Period.  The duration of options granted under the stock option plan, including the duration of options following a participant's termination of employment, death or disability, is determined by the committee or the Board in its sole discretion. Non-qualified options granted under the stock option plan may not be exercised more than fifteen years after the date of grant, and incentive options may not be exercised more than ten years after the date of the grant, although each may be granted for a lesser duration.  Incentive options granted to a participant owning more than 10% of the total combined voting power of all classes of Acxiom stock may not be exercised more than five years from the date of grant.

         Payment for shares.  At the time of exercise of an option, a participant must pay the full exercise price of the option in cash, by check or electronic funds transfer.  Additionally, if approved by the committee or the Board (or its authorized designee), a participant may pay the exercise price by one of the following additional forms of payment:

o        via a "broker's cashless exercise" (i.e., through the sale of shares, by way of a broker, acquired upon exercise of the option having a fair market value equal to the exercise price pursuant to procedures approved by Acxiom);
o        by delivering previously-owned shares of Acxiom common stock owned by the participant for at least six months and having a fair market value equal to the exercise price;
o        by authorizing Acxiom to withhold a number of shares of Acxiom common stock otherwise issuable to the participant upon exercise of an option having a fair market value equal to the exercise price;
         or
o        by any combination of the above.

         Stock Appreciation Rights.  Under the stock option plan, the committee or the Board may grant stock appreciation rights to participants who have been granted, or who are being granted options under the stock option plan or as a stand-alone award.  When exercised, a stock appreciation right entitles the participant to receive (in cash or shares of Acxiom common stock as specified in the grant document) the excess of (1) the fair market value of a share of Acxiom common stock on the date of the exercise over (2) the price specified in the stock appreciation right.  If stock appreciation rights are identified with shares subject to a stock option, then, unless otherwise stated in the grant document, the participant's associated stock appreciation rights will become exercisable and will terminate upon the same terms as the option.  Stock appreciation rights not identified with an option will become exercisable by a participant and will terminate as determined by the committee or the Board, in its sole discretion, as specified in each grant.  The exercise price of any stock appreciation right will equal (1) for any stock appreciation right identified with a stock option, the exercise price of the option, or (2) for any other stock appreciation right, any price determined by the committee or the
Board in its sole discretion.  The provisions of the plan regarding administration of options, adjustments to grants upon certain events (i.e. reorganization or merger), transferability, conditions to exercise, and alteration, termination or waiver also apply to stock appreciation rights.

         Amendment and Termination.  The Board of Directors may amend the stock option plan at any time as it deems advisable, and the committee or the Board may amend the terms of outstanding grants; provided, however, that, any amendment that would impair the rights of a participant may not be made without the participant's consent.  To the extent necessary to comply with applicable laws and regulations, including federal tax laws and regulations of the Nasdaq Stock Market, certain amendments to the plan or any outstanding grant will require stockholder approval. The stock option plan may be terminated at any time by the Board.  No termination, however, will adversely affect the terms of any outstanding options.

         Merger or Sale of Acxiom.  In connection with a "change of control" of Acxiom (as defined by the committee or the Board in its discretion, but which may include a merger or consolidation of Acxiom, a sale of all or substantially all of its assets, the acquisition of a significant percentage of the voting power of
Acxiom, or a similar occurrence), the committee or the Board may determine that:  (1) outstanding options are immediately exercisable, and/or (2) outstanding options will terminate within a specified number of days after notice to the participant, and the participant will receive an amount of cash equal to the excess of the fair market value of the shares immediately prior to the occurrence of the change of control over the exercise price of the option.

                                                        12

         Transferability.  Stock options (other than incentive options) and stock appreciation rights may be transferred (1) by gift or pursuant to a domestic relations order to members of the participant's immediate family, (2) to certain family-controlled entities, or (3) to other entities approved by the committee or the
Board.  Grants made under the stock option plan may provide that any shares of stock issued or transferred as a result of the award will be subject to further restrictions upon transfer.

         Federal Income Tax Treatment.  The following summary of certain federal income tax consequences of the grant and exercise of options and stock appreciation rights under the stock option plan is based on current U.S.
laws and regulations, all of which are subject to change.  This summary does not attempt to describe all of the possible tax consequences that could result from the acquisition, holding, exercise or disposition of an option or stock appreciation right, or any of the underlying shares of common stock.

                  Non-Qualified Stock Options.  There will be no federal income tax consequences to either the participant or Acxiom upon the grant of a non-qualified option.  Upon the exercise of a non-qualified option, the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of each share on the date of exercise over the option price, and Acxiom generally will be entitled to a federal income tax deduction in the same amount.

                  Incentive Stock Options.  There will be no federal income tax consequences to either the participant or Acxiom upon the grant of an incentive option.  The participant will not have to recognize any income upon the exercise of an incentive option, and Acxiom will not be allowed any deduction, as long as the participant does not dispose of the shares within two years from the date the incentive option was granted or within one year from the date the shares were transferred to the participant.  Upon the sale of the shares after the holding period requirement is satisfied, the participant will recognize a long-term capital gain (or loss)
measured by the excess (or deficit) of the amount realized from the sale over the exercise price of the shares, but no deduction will be allowed to Acxiom.  If a participant disposes of shares before the holding period is satisfied, the participant will recognize ordinary income in the year of the disposition, and Acxiom will be entitled to a corresponding deduction, in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the exercise price of the shares, or (2) the excess of the amount realized from the disposition over the exercise price of the shares.  Where shares are sold before the holding period is satisfied, the participant will also recognize a capital gain to the extent that the amount realized from the disposition of the shares exceeded the fair market value of the shares on the date of exercise.

                  Stock Appreciation Rights.  Upon the grant of a stock appreciation right, the participant recognizes no taxable income and Acxiom receives no deduction.  The participant recognizes ordinary income and
Acxiom receives a deduction at the time of exercise equal to the cash and fair market value of Acxiom common stock payable upon exercise.

                                                        13

                                                  STOCK OWNERSHIP

         The following tables show the ownership of Acxiom common stock by major stockholders, directors and executive officers.

Ownership of Major Stockholders

         The  following  table  lists the  persons  known by Acxiom  to be the  beneficial  owners of 5% or more of
Acxiom common stock.  The  percentages of  outstanding  shares listed below are  calculated  based upon  89,938,478 shares of Acxiom common stock issued and outstanding as of May 10, 2001.

                                                            Number of Shares
                                                            of Common Stock            Percent of
Name and Address of Beneficial Owner                       Beneficially Owned      Outstanding Shares

Waddell & Reed Financial Inc.  . . . . . . . . . .            4,708,075  (1)              5.2%
Waddell & Reed Financial Services, Inc.
Waddell & Reed, Inc.
Waddell & Reed Investment Management Company
    P.O. Box 29217
    6300 Lamar Avenue
    Overland Park, KS  66202-4200

(1)      Based on information contained in a Schedule 13G filed with the Securities and Exchange Commission.

                                                        14

Holdings of Officers and Directors

         This table shows the amount of Acxiom common stock held by each director and the named executive officers on May 10, 2001.  It also shows the common stock held by all of Acxiom's directors and executive officers as a group on that date.

                                                          Number of Shares
                                                           of Common Stock          Percent of
Name of Beneficial Owner                                  Beneficially Owned    Outstanding Shares

Dr. Ann Hayes Die  . . . . . . . . . . . . . . . . .             7,664                  *
C. Alex Dietz  . . . . . . . . . . . . . . . . . . .           577,338(1)               *
William T. Dillard II  . . . . . . . . . . . . . . .            22,858                  *
Harry C. Gambill   . . . . . . . . . . . . . . . . .             7,585                  *
William J. Henderson   . . . . . . . . . . . . . . .             1,352                  *
L. Lee Hodges  . . . . . . . . . . . . . . . . . . .           110,678(2)               *
Rodger S. Kline  . . . . . . . . . . . . . . . . . .         2,089,909(3)              2.3%
Thomas F. (Mack) McLarty, III  . . . . . . . . . . .             3,429                  *
Charles D. Morgan    . . . . . . . . . . . . . . . .         3,980,769(4)              4.4%
Stephen M. Patterson   . . . . . . . . . . . . . . .            33,498                  *
James T. Womble    . . . . . . . . . . . . . . . . .         1,690,833(5)              1.9%
All directors, nominees and executive officers, as a
     group (19 persons)    . . . . . . . . . . . . .         9,136,110(6)             10.2%

*        Denotes less than 1%.

(1)      Includes 12,144 shares held by Mr. Dietz's wife and 333,395 shares subject to currently exercisable options (41,524 of which are held by Mrs. Dietz), of which 208,821 are in the money.

(2)      Includes 105,192 shares subject to currently exercisable options, of which none are in the money.

(3)      Includes 371,471 shares subject to currently exercisable options, of which 208,063 are in the money.

(4)      Includes 565,517 shares subject to currently exercisable options, of which 352,465 are in the money.

(5)      Includes 358,651 shares subject to currently exercisable options, of which 209,706 are in the money.

(6)      Includes 2,236,558 shares subject to currently exercisable options, of which 1,179,367 are in the money.

                                                        15

                                              EXECUTIVE COMPENSATION

         This table shows the compensation during each of Acxiom's last three fiscal years paid to Mr. Morgan
(the Company Leader) and the four other most highly compensated executive officers based on compensation earned during the fiscal year ended March 31, 2001.

Summary Compensation Table

                                                                               Long Term
                                                 Annual Compensation         Compensation
                                      ------------ -------- --------------- ----------------

                                                                              Securities
         Name and                                            Other Annual     Underlying       All Other
         Principal            Year      Salary      Bonus    Compensation     Options(#)      Compensation
         Position                         ($)        ($)        ($)(1)                           ($)(3)

---------------------------- -------- ------------ -------- --------------- ---------------- ---------------

Charles D. Morgan             2001    705,000        ___             0          72,803(2)        24,403
  Chairman of the Board       2000    595,000        ___             0         208,500           19,699
  and Company Leader          1999    485,000        ___       292,300          49,678           24,020

Rodger S. Kline               2001      466,000      ___             0          48,157(2)        17,350
  Company Operations          2000      394,000      ___             0         138,066           12,180
  Leader                      1999      322,000      ___       194,063          33,483           15,956

James T. Womble               2001      388,000      ___             0          45,658(2)        14,753
  Division Leader             2000      326,000      ___             0         114,237           10,797
                              1999      264,000      ___       159,107          31,782           12,719

L. Lee Hodges                 2001      360,500      ___             0          26,941           13,750
  Division Leader
C. Alex Dietz                 2001      340,000      ___             0          34,199(2)         6,324
  Division Leader             2000      291,000      ___             0         101,972            7,997
                              1999      242,000      ___        70,898           1,483           11,445

--------------------------

(1)      This amount represents the named individuals' at-risk pay for each fiscal year.  See discussion of
         "At-Risk Base Pay" below under "Report of Compensation Committee."  In August 2000, each of the named executive officers received stock options in lieu of cash at-risk payments for the fiscal 2001.  See footnote 2 under the next table, "Option Grants For Last Fiscal Year," below.

(2)      See footnotes to "Option Grants For Last Fiscal Year" below.

(3)      This amount represents Acxiom's contribution on behalf of each named executive officer to Acxiom's
         401(k) and supplemental executive retirement plans.

                                                        16

Option Grants For Last Fiscal Year

         This table contains information concerning options to acquire shares of Acxiom stock granted to the named executive officers.

                                                Individual Grants

                                                             Percent of
                                                               Total
                                             Number of        Options
                                            Securities        Granted
                                            Underlying           to
                                              Options        Employees      Exercise or                    Grant Date
                                              Granted        in Fiscal      Base Price     Expiration    Present Value
                  Name                          (#)             Year          ($/Sh)          Date           ($)(3)

Charles D. Morgan  .................         12,589(1)           .42           23.44         8/08/15        105,284
                                             60,214(2)          2.00           23.44         8/08/15        503,571

Rodger S. Kline  ...................          8,356(1)           .28           23.44         8/08/15         69,885
                                             39,801(2)          1.32           23.44         8/08/15        332,857

James T. Womble  ...................         12,519(1)           .42           23.44         8/08/15        104,701
                                             33,139(2)          1.10           23.44         8/08/15        277,143

L. Lee Hodges    ...................         26,941(2)           .90           23.44         8/08/15        225,313

C. Alex Dietz    ...................          5,160(1)           .17           23.44         8/08/15         43,153
                                             29,039(2)           .97           23.44         8/08/15        242,857

(1)      These options were granted on August 9, 2000 for the previous fiscal year equal to one-third of the recipient's incentive bank balance.  See the discussion in the Report of Compensation Committee below under the heading "Incentive Bank."  The exercise price was the fair market value on the date of grant, and the options were immediately vested.

(2)      These options were granted on August 9, 2000 in lieu of all of the recipient's fiscal 2001 at-risk cash compensation opportunity. The exercise price was the fair market value on the date of grant, and the options will vest over six years.  In that not all of the financial targets for fiscal 2001 were met, the recipient's future long-term incentive grants will be reduced accordingly.  See additional discussion below in the Report of
Compensation Committee under the heading "At-Risk Base Pay."

(3)      The grant date present value was based on the Black-Scholes Option Valuation Model, a widely recognized method of valuing options.  The following underlying assumptions were used to derive the present value of these options:  expected volatility of Acxiom's common stock of 57.06%, based upon the actual monthly volatility as represented by the standard deviation in the stock price variance for the two years prior to the grant date; a risk-free rate of return of 6.16%, based on the yield of the two-year U.S. treasury notes as of the grant date;
and exercise of the option two years after the grant date.  The actual value, if any, the named individuals may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised;
consequently, there is no assurance the value realized by the named individuals will be at or near the value estimated by the Black-Scholes Option Valuation Model.

                                                        17

Option Exercises and Fiscal Year End Option Values

         This table shows all stock options exercised by the named executives during the fiscal year ended March
31, 2001, and the number and value of the options they held at fiscal year end.

                                                            Number of
                                                           Securities                   Value of
                                                           Underlying                  Unexercised
                                                           Unexercised                In-the-Money
                                                             Options                     Options
                             Shares        Value       at Fiscal Year-End          at Fiscal Year-End
                           Acquired on   Realized              (#)                         ($)
          Name            Exercise (#)      ($)            Exercisable                 Exercisable
                                                          Unexercisable               Unexercisable

Charles D. Morgan               0              0      565,517     188,893       5,831,975        776,499
Rodger S. Kline                 0              0      371,471     224,594       3,408,623        515,792
James T. Womble                 0              0      358,651     188,874       3,457,105        462,481
L. Lee Hodges                   0              0      105,192     104,570         111,791          6,622
C. Alex Dietz               2,208         47,196      322,575     162,052       3,621,803        403,963

Compensation of Directors

          Each outside director receives 1,000 shares of unregistered Acxiom common stock as an annual retainer fee.  In addition, each outside director receives a $2,000 fee for each Board meeting he or she attends and
$1,000 per Committee meeting.  The Audit Committee Chairman receives an additional $4,000 per quarter for his services as Chairman.  Each outside director has the option to receive his or her fee in Acxiom stock, cash or a combination of each.  Outside Board members are also reimbursed for expenses reasonably incurred in connection with their service on the Board.  Inside directors do not receive any additional compensation for their service as directors.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee are Messrs. Dillard and McLarty.  No compensation committee interlocks exist with respect to the Board's Compensation Committee, nor do any present or past officers of
Acxiom serve on the Compensation Committee.

Report of Compensation Committee

         The Compensation Committee of the Board of Directors makes decisions on the compensation of Acxiom's leadership team.  The Compensation Committee members are non-employee, outside directors pursuant to Securities
and Exchange Commission rules and applicable Treasury regulations.   Set forth below is a report submitted by
William T. Dillard II and Thomas F. (Mack) McLarty, III, in their capacity as members of the Board's Compensation
Committee, addressing the compensation policies for Acxiom's leadership team, for the individuals named in the tables above, and for Mr. Morgan.

Compensation Policies

         Compensation for Acxiom's leadership is based upon principles designed to align leadership compensation with business strategy, Acxiom values and management initiatives.  The plan is designed to:

                o  align the leaders' interests with the stockholders' and investors' interests,
                o  motivate the leaders to achieve the highest level of performance,
                o  retain key leaders by linking executive compensation to Acxiom performance, and
                o  attract the best candidates through competitive, growth-oriented plans.

                                                        18

         The resulting compensation strategy is targeted to provide an overall level of compensation opportunity that is competitive within the markets in which Acxiom competes, as well as within a broader group of companies of comparable size and complexity.  Actual compensation levels may eventually be greater than or less than the average competitive market levels, based upon the achievement of Acxiom, as well as upon individual performance.
The Compensation Committee uses its discretion to set the parameters of the leadership compensation plan when external, internal and/or individual circumstances warrant it.  Increased orientation of leadership compensation policies toward long-term performance has been accompanied by increased utilization of objective performance criteria.  See "Components of Compensation" below.

         The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests and the enhancement of stockholder value.  Thus, the Committee has also increasingly utilized these elements in Acxiom's compensation program for its leadership team.

Components of Compensation

         Compensation paid to Acxiom's leaders in the last fiscal year, the separate elements of which are discussed below, consisted of the following: not-at-risk base pay, at-risk base pay, and long-term incentive compensation granted under Acxiom's stock option plans. The compensation system contains five possible compensation levels, with base pay being established based on the 75th percentile of market for senior leaders and the 50th percentile for all other leaders, which provides flexibility in establishing appropriate compensation packages for Acxiom's leadership.  The plan provides for increasingly large percentages of total compensation being weighted towards at-risk pay and, to an even greater degree, toward long-term incentive compensation ("LTI"). The higher the compensation level, the greater the overall percentage of at-risk and LTI.
Under the plan, the compensation for Acxiom's senior leaders, who participate in the top two levels of the plan, is as follows: not-at-risk base pay (35-40%); at-risk base pay (25%); and LTI compensation (35-40%).

         Not-At-Risk Base Pay -  Base pay levels are largely determined through market comparisons.  Actual salaries are based on individual performance contributions and the use of market surveys for comparable companies and positions.  Base salaries for Acxiom's senior leadership were targeted in the last fiscal year to represent
35-40% of total compensation, which includes the annual at-risk base pay and LTI compensation.  For other corporate, group and business unit level leaders, base salaries were targeted at 40-70% of total compensation.

         At-Risk Base Pay -  In the past fiscal year, at-risk base pay was targeted to represent 25% of total compensation for the senior leadership team and 15-25% for other corporate, group and business unit leaders.
Attainment of targeted at-risk base pay is largely determined by using the EVA® (Economic Value Added) model.
(EVA is a registered trademark of Stern Stewart & Co.) EVA measures a company's performance by taking its after-tax operating profit and subtracting the cost of capital.

         For fiscal 2001, Acxiom associates, including the leadership team, were given the choice of taking their at-risk compensation in cash or stock options, or a combination of cash and options.  The cash at-risk base pay for all of Acxiom's leaders was funded on a quarterly basis, provided that Acxiom achieved its earnings per share targets for each quarter.  The maximum amounts payable (in terms of percent of total opportunity) for each quarter were:  Q1 - 1/8; Q2 - 1/8; Q3 - 1/8; Q4 - 5/8.  Cash at-risk payments amounting to 2/8 of the total opportunity for the year were made for the first two quarters of fiscal 2001.  However, no further cash payments were made for the second two quarters, since the financial targets for those quarters were not met.

         The options elected in lieu of cash at-risk compensation were granted on August 9, 2000, with a provision that vesting would be accelerated after the completion of the fiscal 2001 audit if the earnings per share targets and certain other financial goals were achieved.  Acxiom's diluted earnings per share for the year were short of the goal of $1.20 per share. Therefore, there was no acceleration of the vesting of these stock options, which will remain on a six-year vesting schedule. In addition, the associates who elected options in lieu of cash will have off-setting deductions made from future LTI grants.

         Long-Term Incentive Compensation -  The Committee's long-term incentive compensation plan is composed of awards of stock options designed to align long-range interests between Acxiom's leadership team and its stockholders and to assist in the retention of key associates.  Currently, the long-term incentives are targeted to represent 35-40% of total compensation for senior leadership and 15-35% for other corporate, group and business unit leaders.  Once every three years, senior leadership members are granted the equivalent of three years' worth of non-statutory stock options to induce them to adopt the long-term view of stockholders.  Their most recent grant was in May, 1999.  They will not be eligible for new grants of LTI options until 2002.

                                                        19

         Under the Committee's current guidelines, the terms of LTI non-statutory options are 15 years, and the exercise prices are: one-half at the fair market value on the date of grant, one-fourth at a 25% premium over market, and one-fourth at a 50% premium over market.  From 1993 - 1998, LTI options were granted one-half at fair market value, one-fourth at a 50% premium over market, and one-fourth at a 100% premium over market. The LTI vesting period for options granted in and after 1999 was changed from nine to six years, with 20% of the options becoming vested on each of the second through the sixth anniversaries.  These changes were made to make Acxiom more competitive with other companies in the information technology industry.

           Incentive Bank - One of the features of Acxiom's leadership incentive plans is the  "incentive bank,"
which permits the retention of half of any amounts achieved over and above the annual EVA targets.  The EVA attainment above the company target for the year is divided equally between Acxiom's stockholders (in the form of additional earnings) and Acxiom associates (in the form of over-attainment bank credits).  The associates' half is split among all of Acxiom's EVA-based incentive plans. Each year's over-attainment amount is added to the associates' existing bank balances. Up to one-third of the resulting bank balances may be paid out each year, normally in the form of stock options.  In the event of under-attainment, negative adjustments are likewise made to the affected associates' bank balances.  In fiscal 2001, stock options were granted to eligible recipients for their incentive bank compensation.

         Supplemental Executive Retirement Plan - All members of Acxiom's leadership team are eligible to participate in the Supplemental Executive Retirement Plan ("SERP"), which was adopted in fiscal 1996, by contributing up to 100% of their pretax income into the plan.  Acxiom matches at a rate of $.50 on the dollar up to the first 6% of the leadership team members' combined contributions under both the SERP and Acxiom's 401K
Retirement Plan.  The Acxiom match is paid in Acxiom common stock.

         Other Compensation Plans -  Acxiom maintains certain broad-based employee benefit plans in which leadership team members are permitted to participate on the same terms as non-leadership team associates who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

Mr. Morgan's Compensation

         In fiscal 2001, Acxiom's revenue increased 27%, and net earnings increased 61% excluding special charges and adjusting for divested operations and the pro forma impact of SAB 101.  Diluted earnings per share increased
50% excluding special charges and adjusting for divested operations and the pro forma impact of SAB 101.

         With respect to fiscal 2002, which began April 1, 2001, Mr. Morgan's base pay was decreased by 20%.
Five percent of Mr. Morgan's total decrease was mandated by Acxiom, due to the need to reduce expenses following
Acxiom's failure to meet its revenue and income targets for fiscal 2001.  The other 15% was voluntary.   In a
plan approved by this Committee, substantially all of Acxiom associates' base salaries were cut 5% in April 2001, and all were given the choice of taking additional voluntary cuts in base pay, up to a maximum of 20%, in exchange for stock options.  Options were granted on a $1-for-$1 basis for the 5% cuts, and were granted on a
$2-for-$1 basis for the voluntary cuts over and above 5%.

         Because of Acxiom's performance and Mr. Morgan's performance in the prior year, Mr. Morgan's fiscal 2001 base pay was increased by 18.5% over fiscal 2000.  This increase was due in part to the success of Acxiom in fiscal 2000, and in part as the last of four proposed annual increases designed to make the salaries of Mr.
Morgan (and other Acxiom leaders) more competitive with comparable market compensation (i.e., within the 75th percentile of competitive companies) by the end of the four-year adjustment period.

                                                        20

         For fiscal 2001, the Company's earnings per share results and the Company's EVA attained were the primary basis for determining the at-risk base pay earned by Mr. Morgan.  All of Mr. Morgan's fiscal 2001 at-risk payments were made in the form of stock options. (See the "Option Grants For Last Fiscal Year" table above.)
These 60,214 options were granted on August 9, 2000, at an exercise price of $23.44, the market value on the date of grant, and will vest over six years.  As noted above, none of the options, including those granted to Mr.
Morgan, granted in lieu of at-risk compensation for fiscal 2001 received accelerated vesting treatment, due to
Acxiom's failure to meet its financial targets for fiscal 2001.  Furthermore, Mr. Morgan's future grants of LTI options will be reduced accordingly.

         On August 9, 2000, Mr. Morgan was also granted 12,589 stock options from the incentive bank maintained under the leadership compensation plan.  This payment was for performance in fiscal 2000.  As noted above under the heading "Incentive Bank," this plan permits the retention of half of any amounts achieved over and above the annual EVA targets.  Up to one-third of any over-attainment balance may be paid out annually. The stock options issued to Mr. Morgan were granted at an exercise price of $23.44, the fair market value on the date of grant, and were fully vested as of the date of grant.  The actual value, if any, Mr. Morgan may ultimately realize will depend on the excess of the stock price over the exercise price on the date he exercises the options.  In any event, until the price of the Company's stock reaches $31.80, Mr. Morgan will be unable to realize the full value of this portion of his pay.

         All of the stock option grants described above were intended to further encourage Mr. Morgan's long-term performance while aligning his interests with those of Acxiom's other stockholders with regard to the performance of Acxiom's common stock.

Section 162(m), "Limit on Deductibility of Compensation Expense"

         Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 generally prevents public corporations from deducting as a business expense that portion of the compensation paid to the named individuals in the
Summary Compensation Table that exceeds $1,000,000.  However, this deduction limit does not apply to
"performance-based compensation" paid pursuant to plans approved by stockholders.  The Board has administered its compensation plans so as to comply with Section 162(m) and to thereby retain the deductibility of executive compensation, and it is Acxiom's intention to continue to monitor its compensation plans to comply with Section
162(m) in the future.

Submitted by the Compensation Committee:

         William T. Dillard II
         Thomas F. (Mack) McLarty, III

Report of Audit Committee

           The Audit Committee of the Board of Directors consists of three independent directors in accordance with the NASD's listing standards: William T. Dillard II, Thomas F. McLarty and Stephen M. Patterson, Chairman.
The Audit Committee reviews our financial reporting process on behalf of the Board.  Management has the primary responsibility for the financial statements and the reporting process. Our independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as Appendix B.  The Committee has satisfied its responsibilities under the charter for the fiscal year ended on March 31, 2001.

           The Audit Committee has (1) reviewed and discussed with management and the independent auditors the audited financial statements for the year ended March 31, 2001; (2) discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committee; (3) received the written disclosures and the letter from the independent auditors required by Independence Standards Board
Standard No. 1, Independence Discussions with Audit Committees; (4) considered whether the provision of non-audit services is compatible with maintaining the auditors' independence; and (5) discussed with the auditors their independence.

                                                        21

           Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended March 31, 2001 be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

           Submitted by the Audit Committee:

           William T. Dillard II
           Thomas F. (Mack) McLarty, III
           Stephen M. Patterson, Chairman

Fees Billed for Services Rendered by Independent Auditor

           KPMG LLP provided services to Acxiom until July 19, 2000, at which time we retained Arthur Andersen
LLP.  Arthur Andersen is now our principal auditor and also provides certain consulting services for us.  For the fiscal year ended March 31, 2001, Arthur Andersen billed us in the approximate amounts set forth below:

Audit Fees:                                                                          $   397,044

Financial Information Systems Design and Implementation Fees:                        $ 1,655,433

All Other Fees:
     SAS No. 70 Reviews                                                              $   173,626
     Treasury Risk Management Consulting                                                 206,059
     Technology Risk Consulting Unrelated to Financial Systems                           228,188
     Quality Assurance Reviews                                                            47,734
     Tax Compliance & Consulting                                                         171,447
     Other Services                                                                      457,745

                      Total Other Fees                                               $ 1,284,799

                                                        22

                                              Stock Performance Graph

         The graph below  compares for each of the last five fiscal years the  cumulative  total return on Acxiom's common  stock,  the Nasdaq Stock Market - U.S.  Index,  and the Nasdaq Stock Market - Computer and Data  Processing
Index.  The  cumulative  total return on Acxiom's  common stock assumes $100 invested on March 31, 1996 in Acxiom's common stock.

                                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                         AMONG ACXIOM CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

        YEAR                            1996      1997      1998      1999      2000      2001

Acxiom Corporation                      $100      $120      $215      $222      $279      $175
NASDAQ - US Index                        100       111       168       228       423       169
NASDAQ - Computer & Data Processing      100       110       191       312       562       191

*    $100 INVESTED ON 03/31/96 IN STOCK OR INDEX - INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING
     MARCH 31.

                                                        23

                                               CERTAIN TRANSACTIONS

         1.       Acxiom is a corporate sponsor of RM Promotions, LLC in the 2001 NASCAR truck racing series.
Rob Morgan, an employee and majority owner of RM Promotions, is the son of Company Leader Charles D. Morgan, who
has a minority interest in RM Promotions.  Under the agreement, RM Promotions will support Acxiom customers and promote Acxiom products and services at the NASCAR events.  RM Promotions will also assist Acxiom in providing hospitality facilities for Acxiom customers at selected racing events.  The sponsorship fee paid by Acxiom to RM
Promotions in the prior fiscal year was $1,500,000, and the fee to be paid in the current fiscal year is
$1,500,000.

         2.       During the past fiscal year, Acxiom used the temporary staffing services of a national staffing firm, Norrell Staffing Services, Inc., for its strategic staffing and contingency workforce needs.  Susie P.
Morgan, wife of Company Leader Charles D. Morgan, owned the Little Rock, Arkansas franchise of Norrell. The total fees received by Ms. Morgan's franchise from Norrell, based on payments made by Acxiom to Norrell, were approximately $111,000 in fiscal 2001.  Ms. Morgan sold her franchise to an unrelated third party in August, 2000.

         3.       Acxiom leases an aircraft from MorAir, Inc., a corporation controlled by Charles D. Morgan,
Acxiom's Company Leader, for approximately $85,000 per month, plus maintenance and insurance.  The term of this aircraft lease expires in August, 2006.  The terms of the lease have been found by the Board to be as good or better than those which could have been obtained from an unrelated third party.

         4.       In accordance with a data center management agreement dated July 27, 1992 between Acxiom and
Trans Union LLC, Acxiom (through its subsidiary, Acxiom CDC, Inc.) acquired all of Trans Union's interest in its
Chicago data center and agreed to provide Trans Union with various data center management services.  The term of the agreement expires in 2005.  In the past fiscal year, Acxiom received approximately $91.4 million in revenue from Trans Union.  In a 1992 letter agreement, Acxiom agreed to use its best efforts to cause one person designated by Trans Union to be elected to Acxiom's Board of Directors.  Trans Union designated its CEO and
President, Harry C. Gambill, who was appointed to fill a vacancy on the Board in November 1992 and was elected at the 1993 annual meeting of Stockholders to serve a three-year term.  He was elected to serve additional three-year terms at the 1996 and 1999 annual stockholders meetings. Under a second letter agreement, executed in
1994 in connection with an amendment to the 1992 agreement which continued the term through 2002, Acxiom agreed to  use its best efforts to cause two people designated by Trans Union to be elected to Acxiom's Board of
Directors.  In addition to Mr. Gambill, Trans Union designated Robert A. Pritzker, an executive officer of Marmon
Industrial Corporation, who was appointed to fill a newly created position on Acxiom's Board of Directors in
October 1994.  Mr. Pritzker was elected to serve a three-year term at the 1995 annual meeting and was elected to serve a second three-year term at the 1998 annual meeting.  Mr. Pritzker resigned from the Board in May 2000, to attend to other business obligations. While these undertakings by Acxiom are in effect until 2005, Acxiom has been notified that Trans Union does not presently intend to designate another individual to serve as director.

                                                        24

                                       SECTION 16(a) REPORTING DELINQUENCIES

         Section 16(a) of the Securities Exchange Act of 1934 requires Acxiom's executive officers, directors, and persons who own more than ten percent (10%) of Acxiom's stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  These reports are also filed with the National
Association of Securities Dealers, Inc.  A copy of each report is furnished to Acxiom.

         SEC regulations require Acxiom to identify anyone who filed a required report late during the most recent fiscal year.  Based solely on our review of reports furnished to us and the written representations that no other reports were required during the fiscal year ended March 31, 2001, we believe that all Section 16(a)
filing requirements were met.

                                            INDEPENDENT PUBLIC AUDITORS

         During the past fiscal year, Arthur Andersen LLP was selected as Acxiom's independent accountants and auditors.  KPMG LLP previously held this position since Acxiom went public in 1983.  Arthur Andersen LLP will have the opportunity to make a statement at the 2001 annual meeting if they desire to do so and to respond to appropriate questions.

                                STATEMENT REGARDING CHANGE IN INDEPENDENT AUDITORS

         On July 19, 2000, the Audit Committee of the Board of Directors approved the engagement of Arthur
Andersen LLP as the independent auditors for Acxiom.  As of that date, Arthur Andersen LLP replaced Acxiom's former independent auditors, KPMG LLP.

         During the two fiscal years ended March 31, 2000 and the subsequent interim period through July 19,
2000, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to its satisfaction would have caused it to make reference in connection with its report to the subject matter of the disagreement.
The independent auditors' report of KPMG LLP on the consolidated financial statements of Acxiom Corporation and subsidiaries as of and for the years ended March 31, 2000 and March 31, 1999 did not contain any adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

         During the two fiscal years ended March 31, 2000, and the subsequent interim period through July 19,
2000, Arthur Andersen LLP was not consulted by Acxiom, or by anyone on Acxiom's behalf, regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Acxiom's financial statements.

                                        SUBMISSION OF STOCKHOLDER PROPOSALS

         If you want to present a proposal at the 2002 annual meeting, you should send the proposal to Catherine
L. Hughes, Secretary, Acxiom Corporation, 1 Information Way, Little Rock, Arkansas 72202.

         Acxiom's bylaws contain an advance notice provision which provides that any matter may not be brought by a stockholder before Acxiom's annual meeting unless the proposal is delivered in writing to the Secretary of
Acxiom no later than 120 days prior to the anniversary date of the immediately preceding annual meeting.
Accordingly, for any stockholder proposal to be considered at the 2002 annual meeting it must be submitted no later than April 11, 2002.

         Additionally, for a stockholder proposal to be included in the Acxiom proxy statement and form of proxy for the 2002 annual meeting, the proposal must be received on or before February 22, 2002 and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934.

                                                        25

                                             EXPENSES OF SOLICITATION

         Acxiom will bear the expense of preparing and mailing the proxy materials and may use regular employees and associates, without additional compensation, to request, by telephone or otherwise, the return of proxies or attendance at the annual meeting.  Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of common stock, and Acxiom will provide reimbursement for reasonable out-of-pocket expenses incurred by them in connection with the forwarding of such materials. In the event the management of Acxiom deems it advisable, Acxiom may also engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies.  The fees paid by Acxiom, in the event of such an engagement, likely would not exceed $25,000.

                                         ADDITIONAL INFORMATION AVAILABLE

         Acxiom will furnish, without charge, a copy of our most recent Annual Report on Form 10-K, as filed with the United States Securities and Exchange Commission, including any financial statements and schedules.  Your written request should be sent to Catherine L. Hughes, Acxiom Corporation, 1 Information Way, Little Rock,
Arkansas  72202.

                                                   OTHER MATTERS

         The Board does not intend to present any items of business other than those stated in the Notice of
Annual Meeting of Stockholders.  If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment.
Discretionary authority to vote on other matters is included in the Proxy.  The materials referred to in this proxy statement under the captions "Report of Audit Committee," "Report of Compensation Committee," and "Stock
Performance Graph" shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by any general statement of incorporation reference in any filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                                                       By Order of the Board of Directors

                                                              Catherine L. Hughes
                                                                   Secretary

Little Rock, Arkansas
June 22, 2001

                                                        26

                                                    APPENDIX A

                                         2000 ASSOCIATE STOCK OPTION PLAN
                                                        OF
                                                ACXIOM CORPORATION

1.       Establishment  and Purpose.  The purpose of the 2000  Associate  Stock  Option Plan of Acxiom  Corporation
(the  "Plan") is to further  the  growth and  development  of Acxiom  Corporation  (the  "Company")  and any of its
present or future  Subsidiaries and Affiliated  Companies (as defined below) by granting to certain  Associates (as defined below) of the Company and any Subsidiary or Affiliated  Company  options to purchase shares of Common Stock
(as defined  below) of the Company,  thereby  offering  such  Associates a  proprietary  interest in the  Company's business  and a more direct  stake in its  continuing  welfare,  and  aligning  their  interests  with those of the
Company's  shareholders.  This Plan is also  intended to assist the Company in attracting  and  retaining  talented
Associates, who are vital to the continued development and success of the Company.

2.       Definitions.  The following capitalized terms, when used in the Plan, will have the following meanings:

(a)      "Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(b)      "Affiliated  Company" means any corporation,  limited liability  company,  partnership,  limited liability partnership,  joint  venture  or other  entity  in which the  Company  or any of its  Subsidiaries  has an ownership interest.

(c)      "Associate"  means  any  employee,  officer  (whether  or not also a  director),  affiliate,  independent contractor  or consultant  of the Company,  a Subsidiary or an Affiliated  Company who renders those types of services  which tend to contribute to the success of the Company,  its  Subsidiaries  or its Affiliated
         Companies,  or which may  reasonably be  anticipated  to contribute to the future  success of the Company, its Subsidiaries or its Affiliated Companies.

(d)      "Board" shall mean the Board of Directors of the Company.

(e)      "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time.

(f)      "Common  Stock" means the common  stock,  par value $.10 per share,  of the Company or any  security  into which such common  stock may be changed by reason of any  transaction  or event of the type  described  in
         Section 18 of the Plan.

(g)      "Committee"  means a committee  of the Board whose  members are  appointed by the Board from time to time.
         All of the  members  of the  Committee,  which  may not be less  than two,  are  intended  at all times to qualify as  "outside  directors"  within  the  meaning  of  Section  162(m) of the Code and  "Non-Employee
         Directors"  within the  meaning of Rule  16b-3;  provided,  however,  that the failure of a member of such
         Committee to so qualify shall not be deemed to invalidate any Stock Option granted by such Committee.

(h)      "Date of Grant" means the date specified by the Committee or the Board,  as  applicable,  on which a grant of Stock Options or Stock Appreciation Rights will become effective.

(i)      "Exercise Price" means the purchase price per share payable upon exercise of a Stock Option.

(j)      "Fair Market Value" means,  as of any applicable  determination  date or for any applicable  determination period, the fair market value of the Common Stock as determined by the Committee or Board.

(k)      "Grant  Documents" means any written  agreement,  memorandum or other document or instrument,  authorized by the Committee or Board,  evidencing  the terms and  conditions of a Stock Option or Stock  Appreciation
         Right grant under the Plan.

(l)      "Incentive  Stock  Option"  means a Stock Option  intended to be and  designated  as an  "Incentive  Stock
         Option" within the meaning of Section 422 of the Code.

(m)      "Legal  Requirements"  mean any laws, or any rules or  regulations  issued or  promulgated by the Internal
         Revenue  Service  (including  Section  422 of the Code),  the  Securities  and  Exchange  Commission,  the
         National Association of Securities Dealers,  Inc., The Nasdaq,  Inc.'s National Market (or any other stock
         exchange  upon  which  the  Common  Stock  is  listed  for  trading),   or  any  other   governmental   or
         quasi-governmental agency having jurisdiction over the Company, the Common Stock or the Plan.

(n)      "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

(o)      "Participant"  means a person who is selected by the  Committee or the Board,  as  applicable,  to receive
         Stock Option or Stock Appreciation Right grants under the Plan and who is at that time an Associate.

(p)      "Rule 16b-3" means Rule 16b-3 under Section 16 of the Act, as such Rule is in effect from time to time.

(q)      "Stock  Appreciation  Right" means the right pursuant to an award granted under Section 12 of the Plan, to surrender  to the Company all (or a portion) of such right and, if  applicable,  a related  Stock  Option, and receive cash or shares of Common Stock in accordance with the provisions of Section 12.

(r)      "Stock  Option"  means the right to purchase a share of Common  Stock upon  exercise of an option  granted pursuant to Section 4 of the Plan.

(s)      "Strike Price" shall have the meaning set forth for such term in Section 12(b) of the Plan.

(t)      "Subsidiary"   means  any  corporation,   limited  liability  company,   partnership,   limited  liability
         partnership,  joint  venture  or  other  entity  in  which  the  Company  owns or  controls,  directly  or indirectly,  not less than 50% of the total combined voting power or equity  interests  represented by all classes of stock issued by such corporation,  limited liability  company,  partnership,  limited liability partnership, joint venture or other entity.

3.       Administration.  The Plan shall be  administered  by the  Committee  and the Board.  Each of the Committee
or the  Board has the full  authority  and  discretion  to  administer  the Plan,  and to take any  action  that is necessary or advisable in  connection  with the  administration  of the Plan  including,  without  limitation,  the authority and discretion to:

(a)      select the Associates eligible to become Participants under the Plan;

(b)      determine  whether  and to what extent  Incentive  Stock  Options,  Non-Qualified  Stock  Options or Stock
         Appreciation Rights are to be granted hereunder to one or more Associates;

(c)      determine the number of shares of Common Stock to be covered by each such grant;

                                                                2

(d)      determine the terms and conditions,  not  inconsistent  with the terms of the Plan, of any grant hereunder
         (including,  but not limited  to, the  Exercise  Price or Strike  Price and any  restriction,  limitation, procedure,  or deferral related thereto, or any vesting acceleration or waiver of forfeiture  restrictions regarding any Stock Option,  or the shares of stock relating  thereto,  or any Stock  Appreciation  Right, based in each case on such  guidelines and factors as the Committee or Board shall  determine from time to time in its sole discretion); and

(e)      determine whether,  to what extent and under what  circumstances  grants under the Plan are to be made and operate,  whether on a tandem  basis or  otherwise,  with other grants or awards  (whether  equity or cash based) made by the Company under or outside of the Plan.

         Each of the  Committee  and the Board  shall have the  authority  to adopt,  alter and repeal  such rules, guidelines and practices  governing the Plan as it shall from time to time deem  advisable;  to interpret the terms and  provision  of the Plan and any Stock Option or Stock  Appreciation  Right grant issued under the Plan (and any
Grant Documents relating thereto); and to otherwise supervise the administration of the Plan.

         Each of the Committee and the Board shall also have the authority to provide,  in its discretion,  for the recision,  forfeiture,  cancellation or other restriction of any Stock Option or Stock  Appreciation  Right granted under the Plan,  or for the  forfeiture,  recision or repayment to the Company by an Associate or former  Associate of any  profits  or gains  related  to the  exercise  of any  Stock  Option  or Stock  Appreciation  Right  granted hereunder,  or other  limitations,  upon the occurrence of such prescribed  events and under such  circumstances as the Committee or the Board shall deem necessary and reasonable for the benefit of the Company.

         All decisions  made by the Committee  and the Board  pursuant to the  provisions of the Plan shall be made in the Committee's or Board's sole  discretion and shall be final and binding on all persons  including the Company and any  Participant.  No member of the  Committee  or Board  will be liable for any such  action or  determination made in good faith.

         Notwithstanding  any  provision  of the Plan to the  contrary,  the  Committee  will  have  the  exclusive authority and  discretion to  administer or otherwise  take any action  required or permitted to be taken under the provisions  of  Sections  4, 6, 7, 8,  10,  11,  12,  17 or 18  hereof  with  respect  to  Stock  Options  or Stock
Appreciation  Rights granted under the Plan that are intended to comply with the  requirements of Section 162(m) of the Code.

4.       Grant of Stock  Options.  The  Committee  or the  Board may from  time to time  authorize  grants of Stock
Options to any  Participant  upon such terms and  conditions  as the Committee or Board may determine in accordance with the provisions set forth in this Plan.  Each grant will specify,  among other things,  the number of shares of
Common Stock to which it pertains;  the Exercise  Price,  the form of payment to be made by the Participant for the shares  purchased  upon  exercise of the Stock  Option and the  required  period or periods (if any) of  continuous service by the Participant with the Company,  a Subsidiary or an Affiliated  Company and/or any other conditions to be satisfied  before the Stock  Options or  installments  thereof will vest and become  exercisable.  Stock Options granted under the Plan may be either  Non-Qualified  Stock  Options or Incentive  Stock  Options.  The Committee or
Board,  at the time each Stock  Option is granted,  shall  designate  such option as either a  Non-Qualified  Stock
Option or an Incentive Stock Option.

         Notwithstanding  any  provision  of the  Plan  to the  contrary,  the  aggregate  Fair  Market  Value  (as determined  on the Date of Grant) of the Common Stock with respect to which  Incentive  Stock  Options  granted are exercisable  for the first time by any  Participant  during any  calendar  year (under all plans of the Company and its  Subsidiaries)  shall not exceed the maximum amount  specified by Section 422 of the Code, as amended from time to time (currently $100,000).

         Each  Stock  Option  granted  under  this Plan  will be  evidenced  by Grant  Documents  delivered  to the
Participant  containing such further terms and provisions,  consistent with the Plan, as the Committee or Board may approve in its discretion.

5.       Shares  Subject to the Plan.  The total number of shares of Common  Stock which may be issued  pursuant to the Plan shall not exceed in the  aggregate  9,400,000  shares.  Such shares may consist,  in whole or in part,  of authorized  and unissued  shares or treasury  shares,  as determined  in the  discretion of the Committee or Board.
Any shares of Common  Stock  which are subject to Stock  Options  that are  terminated  unexercised,  forfeited  or surrendered  or that expire for any reason  will again be  available  for  issuance  under the Plan.  The shares of
Common Stock available for issuance under the Plan will be subject to adjustment as provided in Section 18 below.

                                                               3

6.       Eligible  Participants.  All  Associates  shall be eligible to receive  Stock  Options and thereby  become
Participants  in the Plan,  regardless of such  Associate's  prior  participation  in the Plan or any other benefit plan of the Company.  No executive  officer named in the Summary  Compensation  Table of the Company's then current
Proxy  Statement  shall be eligible to receive in excess of 600,000 Stock Options or Stock  Appreciation  Rights in
any three-year period.

7.       Exercise Price.

(a)      The  Exercise  Price for each share of Common Stock  purchasable  under any Stock Option shall be not less than  100% of the Fair  Market  Value  per  share on the Date of  Grant as the  Committee  or Board  shall specify.  All such Exercise Prices shall be subject to adjustment as provided for in Section 18 hereof.

(b)      If any  Participant  to whom an Incentive  Stock Option is to be granted  under the Plan is on the Date of
         Grant the owner of stock (as  determined  under Section  425(d) of the Code)  possessing  more than 10% of the total combined  voting power of all classes of stock of the Company or any one of its  Subsidiaries or
         Affiliated  Companies,  then the following  special  provisions shall be applicable to any Incentive Stock
         Options granted to such individual:

(i)      The Exercise  Price per share of Common  Stock  subject to such  Incentive  Stock Option shall not be less than 110% of the Fair Market Value of one share of Common Stock on the Date of Grant; and

(ii)     The Incentive Stock Option shall not have a term in excess of five (5) years from the Date of Grant.

8.       Exercise  Period.  Subject to Section 18 hereof,  the period  during  which a Stock  Option shall vest and become  exercisable by a Participant (or his or her  representative(s)  or  transferee(s))  whether during or after employment or following  death,  retirement or disability  (the "Exercise  Period") shall be such period of time as may be designated by the Committee or Board as set forth in the applicable  Grant Documents  executed in connection with such Stock  Option.  If the  Committee or Board  provides,  in its sole  discretion,  that any Stock Option is exercisable  only in  installments,  the  Committee  or Board may waive or  accelerate  such  installment  exercise provisions  at any time at or after grant in whole or in part,  based upon such  factors as the  Committee or Board shall determine, in its sole discretion.

         The maximum  duration of any  Incentive  Stock Option  granted under the Plan shall be ten (10) years from the Date of Grant (and no such Incentive  Stock Option shall be exercisable  after the expiration of such (10) year period),  although such options may be granted for a lesser duration.  The duration of Non-Qualified  Stock Options shall be for such period as determined by the Committee or Board in its sole discretion.

9.       Exercise of Option.  Subject to Section 18 hereof,  a Stock Option may be exercised  by a  Participant  at any time and from time to time  during  the  Exercise  Period  by giving  written  notice of such  exercise  to the
Company  specifying  the number of shares of Common  Stock to be  purchased  by  Participant.  Such notice shall be accompanied by payment of the Exercise Price in accordance with Section 10 below.

10.      Payment for Shares.  Full  payment of the Exercise  Price for shares  purchased  upon  exercise of a Stock
Option,  together  with the amount of any tax or excise due in respect of the sale and issue  thereof,  may be made in one of the following forms of payment:

(a)      Cash, by check or electronic funds transfer;

                                                        4

(b)      Pursuant to  procedures  approved by the  Company,  through the sale (or margin) of shares of Common Stock acquired upon exercise of the Stock Option through a  broker-dealer  to whom the Participant has submitted an irrevocable  notice of exercise and  irrevocable  instructions  to deliver  promptly to the Company the amount  of sale  (or if  applicable  margin  loan)  proceeds  sufficient  to pay for the  Exercise  Price, together with, if requested by the Company,  the amount of federal,  state,  local or foreign  withholding taxes payable by reason of such exercise;

(c)      By  delivering  previously-owned  shares of the  Company's  Common  Stock owned by the  Participant  for a period  of at  least  six  months  having a Fair  Market  Value on the date  upon  which  the  Participant exercises his or her Stock Option equal to the Exercise  Price,  or by  delivering a  combination  of cash and shares of Common Stock equal to the aggregate Exercise Price;

(d)      By  authorizing  the  Company to  withhold a number of shares of Common  Stock  otherwise  issuable to the
         Participant  upon exercise of a Stock Option having an aggregate  Fair Market Value on the date upon which the Participant exercises his or her Stock Option equal to the aggregate Exercise Price; or

                  (e)      By any combination of the foregoing;

provided  however,  that the payment methods  described in clauses (c), (d) or (e)  immediately  above shall not be available  to a  Participant  (i) without the prior  consent of either the  Committee or Board,  or its  authorized designee(s) and (ii) if at any time that the Company is prohibited  from  purchasing or acquiring  shares of Common
Stock under  applicable  law. The Committee may permit a Participant  to defer the issuance of any shares,  subject to such rules and procedures as it may establish.

         The Company  will issue no  certificates  for shares  until full  payment of the  Exercise  Price has been made,  and a  Participant  shall  have none of the  rights  of a  shareholder  until  certificates  for the  shares purchased are issued to him or her; provided  however,  that for purposes of this Section 10, full payment shall be deemed to be received by the Company upon evidence of delivery to a broker-dealer  of the irrevocable  instructions contemplated by clause (b) immediately above.

11.      Withholding  Taxes.  The Company may require a  Participant  exercising  a  Non-Qualified  Stock Option or
Stock  Appreciation  Right  granted  hereunder  to  reimburse  the  Company  (or  the  entity  which  employs  such
Participant)  for  taxes  required  by any  government  to be  withheld  or  otherwise  deducted  and  paid by such corporation in respect of the issuance of the shares.  Such  withholding  requirements  may be satisfied by any one of the following methods:

(a)      A Participant may deliver cash in an amount which would satisfy the withholding requirement;

(b)      A  Participant  may deliver  previously-owned  shares of Common Stock (based upon the Fair Market Value of the Common Stock on the date of exercise) in an amount which would  satisfy the  withholding  requirement;
         or

(c)      With the prior consent of either the Committee or Board,  or its authorized  designee,  a Participant  may request  that the Company (or the entity  which  employs  such  Participant)  withhold  from the number of shares  otherwise  issuable  to the  Participant  upon  exercise  of a Stock  Option such number of shares
         (based  upon the Fair  Market  Value of the  Common  Stock on the date of  exercise)  as is  necessary  to satisfy the withholding requirement.

12.      Stock Appreciation Rights.

(a)      When  granted,  Stock  Appreciation  Rights may, but need not be identified  with a specific  Stock Option
         (including  any Stock Option granted on or before the Date of Grant of the Stock  Appreciation  Rights) in
         a number  equal to or  different  from the  number  of Stock  Appreciation  Rights  so  granted.  If Stock
         Appreciation  Rights  are  identified  with  shares  subject to a Stock  Option,  then,  unless  otherwise provided in the applicable Grant Document,  the Participant's  associated Stock Appreciation  Rights shall terminate  upon the  expiration,  termination,  forfeiture  or  cancellation  of such Stock  Option or the exercise of such Stock Option.

                                                        5

(b)      The "Strike  Price" of any Stock  Appreciation  Right shall (i) for any Stock  Appreciation  Right that is identified  with a Stock  Option,  equal the Exercise  Price of such Stock  Option,  or (ii) for any other
         Stock  Appreciation  Right,  be not less than 100% of the Fair Market  Value of a share of Common Stock on the Date of Grant as the Committee or Board shall specify.

(c)      Subject to  Section  18 hereof,  (i) each Stock  Appreciation  Right  which is  identified  with any Stock
         Option grant shall vest and become  exercisable  by a Participant  as and to extent that the related Stock
         Option which respect to which such Stock  Appreciation  Right is identified may be exercised and (ii) each other Stock  Appreciation  Right shall vest and become  exercisable  by a  Participant,  whether during or after  employment  or  following  death,  retirement  or  disability,  at  such  time or  times  as may be designated  by the  Committee  or Board  as set  forth  in the  applicable  Grant  Documents  executed  in connection with such Stock Appreciation Right.

(d)      Subject to Section 18 hereof,  Stock Appreciation  Rights may be exercised by a Participant by delivery to the  Company of written  notice of intent to  exercise a  specific  number of Stock  Appreciation  Rights.
         Unless otherwise  provided in the applicable Grant Documents,  the exercise of Stock  Appreciation  Rights which  are  identified  with  shares  of  Common  Stock  subject  to a Stock  Option  shall  result in the cancellation  or  forfeiture  of  such  Stock  Option  to the  extent  of  such  exercise  of  such  Stock
         Appreciation Right.

(e)      The benefit to the  Participant  for each Stock  Appreciation  Right  exercised  shall be equal to (i) the
         Fair Market  Value of a share of Common  Stock on the date of such  exercise,  minus (ii) the Strike Price of such Stock  Appreciation  Right.  Such benefit  shall be payable in cash,  except that the Committee or
         Board may provide in the Grant  Documents  that  benefits may be paid wholly or partly in shares of Common
         Stock.

13.      Loans or Guarantee of Loans.  The Committee or Board,  or its  authorized  designee(s),  may authorize the extension  of a loan to a  Participant  by the Company  (or the  guarantee  by the Company of a loan  obtained by a
Participant  from a third  party) in order to assist a  Participant  to exercise a Stock Option  granted  under the
Plan.  The terms of any loans or  guarantees,  including the interest rate and terms of repayment,  will be subject to the  discretion of the Committee or Board,  or its authorized  designee(s).  Loans and guarantees may be granted without  security,  the  maximum  credit  available  being  the  Exercise  Price of the Stock  Option  sought to be exercised plus any federal and state income tax liability incurred upon exercise of the Stock Option.

14.      Transferability.

(a)      Incentive  Stock Options  granted under this Plan shall not be  transferred  by a  Participant,  except by will or by the laws of descent and distribution.

(b)      Non-Qualified  Stock Options and Stock  Appreciation  Rights  (subject to the limitations in paragraph (c)
         below)  granted  under the Plan may be  transferred  by a  Participant  to: (i) the  Participant's  family members (whether  related by blood,  marriage,  or adoption and including a former spouse);  (ii) trust(s)
         in which the Participant's  family members have a greater than 50% beneficial  interest;  and (iii) family partnerships  and/or family limited  liability  companies  which are controlled by the  Participant or the
         Participant's  family  members,  such transfers being permitted to occur by gift or pursuant to a domestic relation  order,  or, only in the case of  transfers  to the  entities  described  in clauses (i) and (ii)
         immediately  above,  for value.  The Committee or Board,  or its authorized  designee(s)  may, in its sole discretion,  permit  transfers  of  Non-Qualified  Stock  Options  or Stock  Appreciation  Rights to other persons or entities upon the request of a  Participant.  Subsequent  transfers of  previously  transferred
         Non-Qualified  Stock  Options  or  Stock  Appreciation  Rights  may  only be made to one of the  permitted transferees named above,  unless the subsequent  transfer has been approved by the Committee or the Board, or its authorized  designee(s).  Otherwise,  such  transferred  options may be transferred only by will or the laws of descent and distribution.

(c)      Notwithstanding  the foregoing,  if at the time any Stock Option is  transferred  as permitted  under this
         Section 14, a corresponding  Stock  Appreciation Right has been identified as being granted in tandem with such Stock  Option,  then the  transfer  of such Stock  Option  shall also  constitute  a transfer  of the corresponding  Stock  Appreciation  Right,  and such Stock  Appreciation  Right shall not be  transferable other than as part of the transfer of the Stock Option to which it relates.

                                                        6

(d)      Concurrently  with any  transfer,  the  transferor  shall give  written  notice to the Plan's then current
         Stock  Option  administrator  of the name and  address  of the  transferee,  the  number of  shares  being transferred,  the Date of Grant of the Stock Options or Stock Appreciation  Rights being transferred,  and such other information as may reasonably be required by the administrator.  Following  transfer,  any such
         Stock Options or Stock  Appreciation  Rights shall continue to be subject to the same terms and conditions as were  applicable  immediately  prior to  transfer.  The  provisions  of the Plan and  applicable  Grant
         Documents  shall continue to be applied with respect to the original  Participant,  and such Stock Options or Stock  Appreciation  Rights shall be exercisable  by the transferee  only to the extent that they could have been exercised by the  Participant  under the terms of such Grant  Documents.  The Company  disclaims any obligation to provide notice to a transferee of any  termination or expiration of a transferred  Stock
         Option or Stock Appreciation Right.

15.      Conditions to Exercise of Options.  The Committee or Board may, in its  discretion,  require as conditions to the exercise of Stock  Options or Stock  Appreciation  Rights and the issuance of shares  thereunder  either (a)
that a registration  statement  under the Securities Act of 1933, as amended,  with respect to the Stock Options or
Stock  Appreciation  Rights  and the  shares  to be issued  upon the  exercise  thereof,  containing  such  current information  as is required by the Rules and  Regulations  under said Act,  shall have become,  and continue to be, effective;  or (b) that the  Participant  or his or her  transferee(s)  (i) shall have  represented,  warranted and agreed,  in form and substance  satisfactory  to the Company,  both that he or she is acquiring the Stock Option or
Stock Appreciation  Right and, at the time of exercising the Stock Option or Stock  Appreciation  Right, that he or she is acquiring the shares for his/her own account,  for investment  and not with a view to or in connection  with any  distribution;  (ii) shall have agreed to restrictions on transfer,  in form and substance  satisfactory to the
Company; and (iii) shall have agreed to an endorsement which makes appropriate  reference to such  representations, warranties, agreements and restrictions both on the option and on the certificate representing the shares.

16.      Conditions  to  Effectiveness  of the Plan. No Stock Option of Stock  Appreciation  Right shall be granted or  exercised  if the grant of the Stock Option or Stock  Appreciation  Right,  or the exercise and the issuance of shares  or  other  consideration  pursuant  thereto,  would  be  contrary  to law or the  regulations  of any  duly constituted authority having jurisdiction.

17.      Alteration, Termination, Discontinuance, Suspension, or Amendment.

(a)      Subject to the  requirements  of paragraph (c) below,  the Committee or Board may,  without the consent of the Participant,  amend any Grant Documents  evidencing a Stock Option or Stock Appreciation Right granted under the Plan, or otherwise  take action,  to  accelerate  the time or times at which the Stock Option or
         Stock  Appreciation  Right may be exercised,  to extend the  expiration  date of the Stock Option or Stock
         Appreciation  Right, to waive any other condition or restriction  applicable to such Stock Option or Stock
         Appreciation  Right or to the exercise of such Stock  Option or Stock  Appreciation  Right,  to reduce the
         Exercise  Price or Strike Price,  as  applicable,  of such Stock Option or Stock  Appreciation  Right,  to amend the  definition  of a change in control of the Company (if such a  definition  is  contained in such
         Grant  Documents)  to expand the events that would result in a change in control of the Company and to add a change in control  provision to such Grant  Documents (if such  provision is not contained in such Grant
         Documents)  and may  amend  any  such  Grant  Documents  in any  other  respect  with the  consent  of the
         Participant.

(b)      Subject to the  requirements  of  paragraph  (c) below,  the Plan may be amended  from time to time by the
         Board or any duly authorized committee thereof.

(c)      If  required  by any Legal  Requirement,  any  amendment  to the Plan or any Grant  Document  will also be submitted  to and  approved  by the  requisite  vote of the  shareholders  of the  Company.  If any  Legal
         Requirement  requires  the Plan to be  amended,  or in the event  any  Legal  Requirement  is  amended  or supplemented  (e.g.,  by  addition  of  alternative  rules) to permit the  Company to remove or lessen any restrictions  on or with  respect  to Stock  Options  or Stock  Appreciation  Rights,  the  Board  and the
         Committee  each reserves the right to amend the Plan or any Grant  Documents  evidencing a Stock Option or
         Stock  Appreciation  Right to the extent of any such requirement,  amendment or supplement,  and all Stock
         Options or Stock Appreciation Rights then outstanding will be subject to such amendment.

                                                        7

(d)      Notwithstanding  any  provision of the Plan to the contrary,  the Committee or the Board may not,  without prior  approval of the  shareholders  of the  Company,  reprice  any  outstanding  Stock  Option by either lowering the Exercise  Price thereof or canceling  such  outstanding  Stock Option in  consideration  of a grant  having a lower  Exercise  Price.  This  paragraph  17(d) is intended to prohibit  the  repricing of
         "underwater"  Stock Options without prior shareholder  approval and shall not be construed to prohibit the adjustments provided for in Section 18 hereof.

(e)      The Plan may be  terminated  at any time by  action of the  Board.  The  termination  of the Plan will not adversely affect the terms of any outstanding Stock Option or Stock Appreciation Right.

(f)      The Plan will not confer upon any  Participant  any right with respect to  continuance  of  employment  or other service with the Company or any Subsidiary or Affiliated  Company,  nor will it interfere in any way with any right the Company or any  Subsidiary or Affiliated  Company would  otherwise  have to terminate a
         Participant's employment or other service at any time.

18.      Adjustment of Shares;  Effect of Certain  Transactions.  Notwithstanding  any other  provision of the Plan to the  contrary,  in the event of any  change in the  shares of Common  Stock  subject to the Plan or to any Stock
Option  or Stock  Appreciation  Right  granted  under  the Plan  (through  merger,  consolidation,  reorganization, recapitalization,  stock dividend, stock split, split-up, split-off,  spin-off,  combination of shares, exchange of
shares,  issuance  of  rights  to  subscribe,   or  change  in  capital  structure),   appropriate  adjustments  or
substitutions  shall be made by the  Committee  or Board as to the (i)  maximum  number of  shares of Common  Stock subject to the Plan,  (ii) maximum  number of shares of Common Stock for which Stock Options or Stock  Appreciation
Rights  may be  granted to any one  employee,  and (iii) the  number of shares of Common  Stock and price per share subject to  outstanding  Stock Options or Stock  Appreciation  Rights as shall be equitable to prevent  dilution or enlargement of rights under previously  granted Stock Options or Stock  Appreciation  Rights.  The determination of the Committee or Board as to these matters shall be conclusive;  provided,  however,  that (i) any such  adjustment with respect to an Incentive Stock Option and any related Stock  Appreciation  Right shall comply with the rules of
Section  424(a)  of the  Code,  and (ii) in no event  shall any  adjustment  be made  which  would  disqualify  any
Incentive Stock Option granted hereunder as an Incentive Stock Option for purposes of Section 422 of the Code.

         The  Committee  or Board may  determine,  in its  discretion,  that Stock  Options and Stock  Appreciation
Rights may become immediately  exercisable upon the occurrence of a transaction  involving a "change in control" of the Company,  which  transactions  shall be as defined in the Grant  Documents  pursuant to which Stock  Options or
Stock  Appreciation  Rights are granted.  A "change in control"  transaction may include a merger or  consolidation of the Company,  a sale of all or substantially all of its assets,  or the acquisition of a significant  percentage of the voting power of the Company,  or such other form of  transaction  as the  Committee or Board  determines  to constitute a change in control.

         The  Committee or Board,  in its  discretion,  may also  determine  that,  upon the  occurrence  of such a
"change in  control"  transaction,  each Stock  Option or Stock  Appreciation  Right  outstanding  hereunder  shall terminate  within a specified  number of days after  notice to the  holder,  and such holder  shall  receive,  with respect to each share of Common Stock  subject to such Stock Option or Stock  Appreciation  Right,  an amount equal to the excess of the fair  market  value of the shares  immediately  prior to the  occurrence  of such  transaction
(which shall be no less than the value being paid for such shares pursuant to such  transaction)  over the Exercise
Price or Strike  Price,  as  applicable,  of such Stock Option or Stock  Appreciation  Right;  such amount shall be payable  in  cash,  in one or more of the  kinds of  property  payable  in such  transaction,  or in a  combination thereof, as the Committee or Board in its discretion shall determine.

19.      Use of  Proceeds.  Proceeds  realized  from the sale of Common  Stock  pursuant to Stock  Options  granted hereunder shall constitute general funds of the Company.

                                                        8

                                                    APPENDIX B

                                                ACXIOM CORPORATION
                                              AUDIT COMMITTEE CHARTER

                                                   Organization

This charter ("Charter") governs the operations of the Audit Committee ("Committee") of the Board of Directors of Acxiom
Corporation (the "Company").  The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors for any necessary changes.  The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the
Company in accordance with the rules and regulations of The Nasdaq Stock Market.  Members of the Committee shall be considered independent if they have no relationship that may reasonably be expected to interfere with the exercise of their independence from management and the Company.  All Committee members shall have an understanding of financial terms and concepts elemental to the Company's business, and at least one member shall have accounting or related financial management expertise.

                                                Statement of Policy

The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements, the internal audit function, and the legal compliance and ethics programs as established by management and the Board.  In so doing, it is the responsibility of the
Committee to maintain free and open communication between the Committee, the independent auditors, the internal auditors, and management of the Company.  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

                                          Responsibilities and Processes

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the
Board and report the results of its activities to the Board.  Management is responsible for preparing the
Company's financial statements, and the independent auditors are responsible for auditing those financial statements.  The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.  The Committee should take appropriate actions to establish and maintain processes to achieve desirable financial reporting, business risk practices, and corporate behavior.
         The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities.  The processes are set forth as a guide with the understanding that the Committee may supplement or modify them as it deems appropriate.

o    The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the
     Company's shareholders.  The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors.  The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.  Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

o    The Committee shall discuss with the independent auditors and the internal auditors the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.  Also, the
     Committee shall discuss with management, the independent auditors, and internal auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.  Further, the Committee shall meet separately with the independent auditors and internal auditors, with and without management present, to discuss the results of their examinations.

o    The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Reports on Form 10-Q.  Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.  The Chairman of the Committee may represent the entire Committee for purposes of undertaking this review.

o    The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

o    Beginning with the fiscal year ending March 31, 2001, the Committee shall make available in the
     Company's Proxy Statement for its Annual Meeting of Shareholders a report that discloses:  (a) that the
     Company has an Audit Committee and that the members of the Committee are independent of the Company and management as the term independent is defined in the listing standards of the Nasdaq Stock Market; (b) that the Committee has a written charter and has satisfied its responsibilities under the charter for the prior year; (c) whether or not the Committee has reviewed and discussed with management and the independent auditors the audited financial statements and discussed with the independent auditors the matters required to be discussed by SAS 61; and (d) whether the Committee has received from the independent auditors disclosures regarding their independence required by the Independence Standards Board.  In addition, the report shall include a statement whether, based on the review and discussions conducted, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's
     Annual Report on Form 10-K for the immediately preceding fiscal year.  Finally, the Company's Proxy
     Statement shall include a copy of the Audit Committee charter at least every three years or for any year in which there has been a significant amendment to the charter.

                                                        2

(Side 1)
PROXY                                                                      PROXY
                               ACXIOM CORPORATION
           This Proxy Is Solicited on Behalf of The Board of Directors
                     for the Annual Meeting of Stockholders
                          to be Held on August 8, 2001

The  undersigned  hereby  appoints  Catherine  L.  Hughes and Robert S. Bloom as
Proxies,  or either of them,  with the power to appoint their  substitutes,  and hereby  authorizes them to represent and vote, as designated  below,  all of the shares of common stock of Acxiom  Corporation  held of record by the undersigned on June 15,  2001,  at the  Annual  Meeting  of  Stockholders  to be held at the
DoubleTree  Hotel, 424 West Markham Street,  Little Rock,  Arkansas on August 8,
2000, or any postponement or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY
THE  UNDERSIGNED  STOCKHOLDER.  IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED
FOR ALL PROPOSALS.

           Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                                                                     SEE REVERSE
                                                                        SIDE

(Side 2)

[X}  Please mark your
     votes as in this
     example.

           The Board of Directors recommends a vote FOR all proposals

                  FOR all nominees   WITHHOLD
                  listed at right    AUTHORITY
1.   Election of        [ ]             [ ]     (INSTRUCTION: To withhold
     Directors                                  authority to vote for an
                                                individual nominee, strike a
                                                line through the nominee's name
                                                in the list below.)

                                     Nominees:  Rodger S. Kline
                                                Stephen M. Patterson
                                                James T. Womble

2.   Increase the Number of Shares      FOR       AGAINST      ABSTAIN
     Available to Be Issued Under       [ ]         [ ]          [ ]
     Our Stock Option Plan

3.   In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponement or adjournment thereof.

SIGNATURE(S)_________________________        DATED:_____________________, 2001

NOTE: Please sign exactly as name appears hereon.  When shares are held by joint
      tenants,   both  should  sign.   When  signing  as   attorney,   executor,
      administrator,  trustee or guardian, please give full title as such.  If a corporation,  please  sign in full corporate  name by  President  or other authorized  officer.  If a partnership, please sign in partnership name by authorized person.